RONALD R. CHADWICK, P.C.
                          CERTIFIED PUBLIC ACCOUNTANT
                              6025 S. PARKER ROAD
                                   SUITE 109
                             AURORA, COLORADO 80014
                               -----------------
                           TELEPHONE: (303) 306-1967
                           TELECOPIER: (303) 306-1944





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


I hereby consent to the use in this Form SB-2 filing by Callfree Telecom Communications Corp., of my report dated March 23, 1999 relating to the financial statements of Callfree Telecom Communications Corp. which appear in said filing. I also consent to the reference of my firm under the heading "Experts" in said filing.

                                        /s/ Ronald R. Chadwick, P.C.
                                        -------------------------------
                                        RONALD R.CHADWICK. P.C.
Aurora, Colorado
July 7, 1999